EXHIBIT 7.3

7.3. CALCULATION OF CONSOLIDATED AND NON-CONSOLIDATED SOLVENCY RATIOS ACCORDING TO THE RULES OF BIS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

Consolidated Solvency Ratios according to the Rules of BIS

                                                                       On December 31,
                                                       -----------------------------------------------
                                                           2001             2000               1999
                                                       ----------        ----------        -----------
                                                           (in thousands of euros)
Risk weighted assets                                   41,090,413        43,271,299         25,134,057
Risk weighted off balance sheet items                   6,810,167         6,108,847          4,049,017
                                                       ----------        ----------        -----------
Risk weighted assets and off balance sheet items(1)    47,900,580        49,380,146         29,183,074
                                                       ----------        ----------        -----------

Tier 1 capital (2)                                      3,153,097         3,499,817          2,487,540
Total capital (3)                                       4,592,808         4,557,918          3,222,663

Risk weighted asset ratios
Tier 1 capital (4) = (2) / (1)                                6.5%              7.1%               8.5%
Total capital (5) = (3) / (1)                                 9.4%              9.2%              11.0%

Non-consolidated Solvency Ratios according to the Rules of BIS

                                                                         On December 31,
                                                          ----------------------------------------------
                                                              2001              2000              1999
                                                          ----------        ----------        ----------
                                                                        (in thousands of euros)
Risk weighted assets                                      38,437,147        38,977,360        14,080,511
Risk weighted off balance sheet items                     14,653,669        10,726,449         2,894,549
                                                          ----------        ----------        ----------
Risk weighted assets and off balance sheet items(1)       53,090,816        49,703,809        16,975,060
                                                          ----------        ----------        ----------

Tier 1 capital (2)                                         3,915,855         3,428,981         1,695,419
Total capital (3)                                          7,064,862         4,757,095         2,685,887

Risk weighted asset ratios
Tier 1 capital (4) = (2) / (1)                                   7.4%              6.9%             10.0%
Total capital (5) = (3) / (1)                                   13.3%              9.6%             15.8%


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